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                                                                  EXHIBIT 23(a)



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Wendy's International, Inc. on Form S-3 of our report dated February 22, 1996 on our audits of the consolidated financial statements and financial statement schedule of Wendy's International, Inc. as of December 31, 1995 and January 1, 1995, and for the years ended December 31, 1995, January 1, 1995 and January 2, 1994, which report is included in Wendy's International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."



                                       COOPERS & LYBRAND L.L.P.
                                       /s/ COOPERS & LYBRAND L.L.P.


Columbus, Ohio
August 9, 1996